UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-142383	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 2, 2010, the Board of Directors of GT Solar International, Inc. (the “Company”) approved a form of indemnification agreement (the “indemnification agreement”) for the executive officers of the Company.  The principal purpose of the indemnification agreement is to confirm, in a contract between the Company and the officers, (i) the rights of the executive officers under Article Eight of the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date hereof (the “Company Indemnity Provisions”)  and  (ii) that the rights of the executive officers under the Company Indemnity Provisions shall continue after they cease to be an officer of the Company.  Any repeal or modification of the Company Indemnity Provisions shall be prospective only and shall not in any way diminish their rights or the Company’s obligations under the Company Indemnity Provisions with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

The form of indemnification agreement for executive officers is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the form of indemnification agreement is qualified in its entirety by reference to the form of indemnification agreement attached as Exhibit 10.1 hereto.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2010, the Company’s Board of Directors awarded to the Company’s named executive officers an aggregate of 227,487 restricted stock units and 454,963 non-qualified stock options under the Company’s 2008 Equity Incentive Plan.

The table below sets forth the restricted stock units and non-qualified stock options awarded to each of the Company’s named executive officers on June 2, 2010.  The restricted stock units awarded to the named executive officers vest over four years in four equal annual installments commencing on the first anniversary of the grant date.  The non-qualified stock options awarded to the named executive officers vest as follows: (i) 25% of the options vest on the first anniversary of the grant date and (ii) 1/48th of the options vest upon the passage of each full month thereafter.

	Number of Restricted Stock Units	Number of Non-Qualified Stock Options
Thomas Gutierrez	91,912	183,824
David W. Keck	45,956	91,912
Jeffrey J. Ford	62,041	124,080
John Tattersfield	27,574	55,147

The terms of the restricted stock unit agreements and the non-qualified stock option agreements for the Company’s executive officers, including each of the named executive officers, provides that upon a termination of the executive officer’s employment by the Company without “Cause” (as defined in the executive officer’s employment agreement), or by the executive officer for “Good Reason” (as defined in the executive officer’s employment agreement), in each case within twelve months following a “Change in Control” (as defined in the restricted stock unit agreement and non-qualified stock option agreement, as applicable), all of the unvested restricted stock units and unvested options shall vest.

In addition, on June 2, 2010, the Board of Directors approved an amendment to the terms of all stock option and restricted unit awards previously granted to the Company’s executive officers under the 2008 Equity Incentive Plan and the 2006 Stock Option Plan, to the extent that those awards either (i) did not provide for accelerated vesting of all unvested awards upon termination of employment for “Cause” or “Good Reason” following a Change in Control (a “change in control provision”) or (ii) had change of control provisions with different terms than those described above, to the extent that such modifications do not cause such awards to become subject to Section 409A of the Internal Revenue Code.  The amendment provides that all outstanding stock option and restricted unit awards held by executive officers have the same change of control provision as the awards described above.

Copies of the Company’s form of restricted stock unit agreement for executive officers and stock option agreement for executive officers have been filed as Exhibit 10.63 and 10.64 to the Company’s Form 10-K for the fiscal year ended April 3, 2010 and are incorporated by reference herein.

Bonus Payment to Thomas Gutierrez for Fiscal 2010

On June 2, 2010, the Compensation Committee approved a bonus payment for Mr. Gutierrez, the Company’s President and Chief Executive Officer, under the fiscal year 2010 Executive Incentive Plan.  Based upon the Company’s performance with respect to the operating income and ending cash balance targets set forth in such Executive Incentive Plan, and the Compensation Committee’s assessment of the achievement of Mr. Gutierrez’s MBO goals, Mr. Gutierrez was paid a bonus of $449,819, based on achievement of 177% of the performance objectives and pro-rated by 50%, which exceeds the amount to which Mr. Gutierrez was entitled under his employment agreement.  Under his employment agreement, Mr. Gutierrez was entitled to a cash bonus under the fiscal 2010 Executive Incentive Plan pro-rated based on the number of days during fiscal year 2010 during which he was employed by the Company, or  42.7%.

Executive Incentive Program for Fiscal 2011

On June 2, 2010, the Compensation Committee revised the structure for the previously disclosed fiscal year 2011 executive incentive program (the “Fiscal 2011 EIP”), which all executive officers are eligible to participate in.  The bonus payment for a participant will be determined in reference to the target bonus opportunity for such participant specified in a participation agreement between the participant and the Company, and will be based on achievement of individual performance objective components (“MBOs”) as a result of the Compensation Committee’s assessment of each participant’s performance as compared to their MBOs.  In no event shall a participant’s actual bonus payment exceed two times such participant’s target bonus opportunity.

On June 2, 2010, the Compensation Committee revised the target bonuses opportunities for the named executive officers under the Fiscal 2011 EIP:

Target Bonus as a Percentage of Base Salary
Thomas Gutierrez	25%
Richard Gaynor	15%
Jeffrey J. Ford	15%
John Tattersfield	12.5%

Section 162(m) Performance Incentive Plan

On June 2, 2010, the Compensation Committee approved the performance criteria for awards to be made to executive officers under the Company’s 162(m) Performance Incentive Plan for fiscal year 2011 (the “162(m) Plan”).  The cash-based awards for a participant will be based on the Company’s achievement of operating income and net cash position (defined as cash on the balance sheet after giving effect to adjustments to accounts payable to reflect revised terms with suppliers) and will be determined in accordance with the following formula:

Award Amount = ((Target Percentage) x (Base Salary) x (2/3) x Operating Income Multiplier) + ((Target Percentage) x (Base Salary) x (1/3) x Net Cash Position Multiplier)

The Operating Income Multiplier and Net Cash Position Multiplier are based upon formulas established by the Compensation Committee which are, in turn, based upon targets set by the Compensation Committee for the Company’s operating income and net cash position, respectively, at the end of fiscal year 2011.

The Operating Income Multiplier and Net Cash Position Multiplier shall be  zero in the event that operating income for fiscal year 2011 or net cash position as of the end of fiscal year 2011 is 85% of target and shall increase linearly for performance up to 100%, in which event the Operating Income Multiplier and Net Cash Position Multiplier, as the case may be,  shall be one.  For operating income and net cash position achievement exceeding target, the Operating Income Multiplier and Net Cash Position Multiplier, as the case may be, shall increase linearly such that the multipliers shall be two in the event that actual achievement is 110% of target.  In no event shall the Operating Income Multiplier and Net Cash Position Multiplier exceed two.

No award will be paid if we achieve operating income or net cash position that is less than 50% of our budgeted operating income or net cash position.

On June 2, 2010, the Compensation Committee approved the following target bonus opportunities for fiscal 2011 for the named executive officers under the 162(m) Plan:

Target Percentage
of Base Salary
Thomas Gutierrez	75%
Richard Gaynor	45%
Jeffrey J. Ford	45%
John Tattersfield	37.5%

The 162(m) Plan has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 12, 2009 and is incorporated by reference herein.

Policy Relating to Incentive Compensation for Executive Officers

On June 2, 2010, the Compensation Committee approved a policy providing the Company with the right to recoup incentive compensation paid to an executive officer whose wrongdoing later is determined to be the primary cause of a material negative restatement of the Company’s financial results.

Under the policy, if the Board of Directors determines, at its sole discretion, that a material negative financial restatement was caused primarily by an executive officer’s intentional misconduct, it may require reimbursement from such officer.  The compensation that may be recouped is the after-tax portion of any bonus paid to such executive officer within the twelve months after filing of the financial statements, as well as any equity awards made based upon financial performance that such executive officer would not have received if the Company’s financial results had been properly reported.  The policy applies to financial statements for the last three fiscal years.  The policy applies in addition to any legal remedies that the Company may pursue.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date:	June 8, 2010	By:	Hoil Kim
		Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary